UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2023

DOLLAR GENERAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 MISSION RIDGE GOODLETTSVILLE, TN	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.875 per share	DG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 19, 2023, the Board of Directors (the “Board”) of Dollar General Corporation (the “Company”) approved the promotion of Kelly M. Dilts, 54, to Executive Vice President and Chief Financial Officer effective May 1, 2023. As the Company previously disclosed in a Current Report on Form 8-K dated January 26, 2023, filed with the United States Securities and Exchange Commission (the “SEC”) on January 30, 2023, John W. Garratt, the Company’s President and Chief Financial Officer, announced his plans to retire from employment with the Company effective June 2, 2023. On April 19, 2023, Mr. Garratt agreed to relinquish his position and title of Chief Financial Officer of the Company effective May 1, 2023, to aid in the Company’s transition of the Chief Financial Officer role prior to his retirement date.

Ms. Dilts has served as the Company’s Senior Vice President of Finance since July 2019, overseeing financial planning and analysis; procurement; margin planning and analytics; decision science and analytics; and investor relations. Prior to joining the Company, Ms. Dilts served as Executive Vice President and Chief Financial Officer at Francesca’s Holdings Corporation, a specialty retailer operating a nationwide chain of boutiques, from April 2016 until July 2019. Between February 1998 and April 2016, she held various positions of increasing responsibility in finance and investor relations with Tailored Brands, Inc., including Senior Vice President, Finance and Investor Relations (June 2014 to April 2016); Senior Vice President and Chief Accounting Officer (July 2012 to June 2014); Vice President, Finance (April 2003 to July 2012); Associate Vice President, Finance (April 2002 to April 2003); Financial Planning and Analysis Manager (March 2000 to April 2002); and Assistant Controller (February 1998 to March 2000). She also served as the Controller for Olympia Enterprises from April 1993 to February 1998, after beginning her career with Deloitte & Touche in January 1990.

On April 19, 2023, in connection with the approval of Ms. Dilts’s promotion, the Compensation Committee of the Board approved, in each case effective May 1, 2023:

●	an increase in Ms. Dilts’s annual base salary from $676,794 to $750,000; and

●	an increase in Ms. Dilts’s targeted annual incentive opportunity from 50% to 75% of her base salary (with the annual incentive target and any actual incentive payout to be prorated to reflect the portion of the year in each of her Senior Vice President and Executive Vice President positions), with respect to the current fiscal year and based on the achievement of the adjusted EBIT performance target previously established by the Compensation Committee in accordance with the terms of the Company’s annual incentive plan.

The Compensation Committee also determined that a one-time long-term incentive having an approximate value of $878,297 will be awarded to Ms. Dilts in connection with her promotion to Executive Vice President and Chief Financial Officer. This long-term incentive will be delivered in non-qualified stock options (the “Option”) to purchase shares of the Company’s common stock at a per share exercise price equal to the closing price of the Company’s common stock on the grant date of the Option, which date shall be determined in accordance with the Company’s normal course quarterly equity award practices for newly hired or promoted employees. The Option will be scheduled to vest ratably in installments of 25% on each of the first four anniversaries of the grant date, subject to Ms. Dilts’s continued employment with the Company, and will terminate no later than ten years from the grant date.

In addition, in connection with such promotion, on April 19, 2023, the Company entered into an employment agreement with Ms. Dilts (the “Employment Agreement”), effective May 1, 2023 (the

“Effective Date”), in the form of Executive Vice President Employment Agreement previously filed by the Company on a Current Report on Form 8-K dated April 5, 2021, and filed with the SEC on April 8, 2021, which will supersede and replace her existing employment agreement on the Effective Date pursuant to the terms and conditions of the Employment Agreement. The initial term of the Employment Agreement extends until March 31, 2024, unless earlier terminated in accordance with the provisions of the Employment Agreement, subject to automatic month to month extensions for up to six months unless the Company gives written notice within the time frame set forth in the Employment Agreement that no extension or further extension, as applicable, will occur or unless certain other conditions specified in the Employment Agreement occur. The Employment Agreement provides for various customary business protection provisions, including non-competition, non-solicitation, non-interference, non-disparagement, and confidentiality and non-disclosure provisions, facilitates the implementation of the Company’s clawback policy, and provides:

●	for a minimum annual base salary, which may be increased from time to time in the sole discretion of the Company;

●	that incentive compensation shall be determined and paid under the Company’s annual bonus program for officers, as it may be amended from time to time, at Ms. Dilts’s applicable grade level; and

●	that Ms. Dilts shall be entitled to receive executive perquisites, fringe and other benefits as are provided to officers at the same grade level under any of the Company’s plans and/or programs in effect from time to time and shall be eligible to participate in those various Company welfare benefit plans, practices and policies in place during the term of the Employment Agreement to the extent allowed under and in accordance with the terms of those plans, as well as in any other benefit plans the Company offers to similarly-situated officers or other employees from time to time during the term of the Employment Agreement.

In addition, pursuant to the Employment Agreement, and subject to limited conditions set forth therein, if Ms. Dilts is terminated by the Company without cause (as defined in the Employment Agreement) or if she resigns from the Company for good reason (as defined in the Employment Agreement), or if she resigns within 60 days after the Company’s failure to offer to renew, extend or replace the Employment Agreement before, at or within six months after the end of its original term or any term provided for in a written renewal or extension of the original term (with limited exceptions outlined in the Employment Agreement), she shall be entitled to (1) continued base salary payments for 24 months (subject to timing and form of payment provisions set forth in the Employment Agreement); (2) a lump sum payment of two times the amount of the average percentage of target bonus paid to her under the Company’s annual bonus program with respect to the Company’s two most recently completed fiscal years preceding the fiscal year in which the termination date occurs multiplied by her target bonus level and base salary applicable immediately preceding the termination (subject to certain additional calculation provisions set forth in the Employment Agreement); (3) a lump sum payment equal to two times the annual contribution that would have been made by the Company in respect of the plan year in which the termination occurs for her participation in the Company’s medical, pharmacy, dental and vision benefits programs; and (4) reasonable outplacement services, as determined and provided by the Company, for one year or until other employment is secured, whichever comes first.

The foregoing description of the Employment Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to Exhibits 99.1 and 99.2 filed herewith and incorporated by reference as to Ms. Dilts’s Employment Agreement terms as if fully set forth herein.

There are no arrangements or understandings between Ms. Dilts and any other persons pursuant to which she was selected to become Executive Vice President and Chief Financial Officer, nor are there any family relationships between Ms. Dilts and any of the Company’s directors or other executive officers. Neither Ms. Dilts nor any related person of Ms. Dilts has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On April 20, 2023, the Company issued a press release regarding certain of the matters discussed in Item 5.02. A copy of the press release is attached to this Form 8-K as Exhibit 99.3 and is incorporated by reference as if fully set forth herein.

The information contained within this Item 7.01, including the information in Exhibit 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)            Financial statements of businesses acquired.  N/A

(b)            Pro forma financial information.  N/A

(c)            Shell company transactions. N/A

(d)            Exhibits.  See Exhibit Index to this report.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of COO/Executive Vice President Employment Agreement (incorporated by reference to Exhibit 99 to the Company’s Current Report on Form 8-K dated April 5 2021, filed with the SEC on April 8, 2021 (file no. 001-11421))

99.2	Amended Schedule of Executive Officers who have executed an employment agreement in the form of COO/Executive Vice President Employment Agreement filed as Exhibit 99 to the Company’s Current Report on Form 8-K dated April 5 2021, filed with the SEC on April 8, 2021 (file no. 001-11421)

99.3	News release issued April 20, 2023

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 20, 2023	DOLLAR GENERAL CORPORATION

		By:	/s/ Rhonda M. Taylor
Rhonda M. Taylor
Executive Vice President and General Counsel

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